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                                      EXHIBIT 21

                                 SUBSIDIARIES OF MFC

                                                                            SHAREHOLDING AT
NAME OF SUBSIDIARY                          JURISDICTION OF INCORPORATION     END OF YEAR
------------------                          -----------------------------   ---------------
MFC Merchant Bank S.A....................   Switzerland                         100%
MFC Securities Group of Companies........   Switzerland                         100%
Constitution Insurance Company
  of Canada..............................   Canada                              100%
TriMaine Holdings, Inc.
  (formerly Logan International Corp)....   State of Washington                 81%
Drummond Financial Corporation...........   State of Delaware                   49.4%(1)

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(1)  MFC owns 3.0 million shares of preferred stock of Drummond Financial
     Corporation ("Drummond") which gives MFC, in the aggregate, control of 76% of the voting power in Drummond.